UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

Commercial Metals Company

(Exact name of registrant as specified in its charter)

Delaware	1-4304	75-0725338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

(214) 689-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2022, Commercial Metals Company (the “Company”) announced that Tracy L. Porter, the Company’s Executive Vice President, will retire from the Company effective December 31, 2022. In connection with Mr. Porter’s planned retirement, on October 14, 2022, the Company and Mr. Porter entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Porter will provide transition and consulting services to the Company as an independent contractor from January 1, 2023 until April 30, 2023, subject to certain earlier termination rights.

As compensation for the consulting services, Mr. Porter will receive a monthly consulting fee in an amount equal to $15,000 per month. Mr. Porter will be entitled to retain any performance awards and awards of restricted stock units granted pursuant to the Company’s 2013 Long-Term Equity Incentive Plan (collectively, the “Awards”), in each case, subject to the terms and conditions of the Awards. Following his retirement, Mr. Porter will not be eligible to participate in the Company’s health and welfare benefit plans, except as provided pursuant to a timely election of COBRA continued group health insurance coverage.

The Consulting Agreement includes customary non-competition and non-solicitation provisions, to be in effect during the term of the Consulting Agreement and for the period thereafter ending on the date of final vesting and settlement of all units granted under the Awards. The Consulting Agreement also includes customary confidentiality, conflicts of interest and non-disparagement restrictions as well as a broad release of claims against the Company.

Pursuant to the Consulting Agreement, Mr. Porter’s Employment Agreement dated as of April 19, 2010, as amended from time to time, and Mr. Porter’s Amended and Restated Commercial Metals Company Executive Employment Continuity Agreement dated as of August 19, 2020, will terminate, in each case effective as of December 31, 2022, provided that certain provisions relating to confidentiality, non-competition, non-solicitation, intellectual property and other matters will survive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY

Date: October 17, 2022	By:	/s/ Paul J. Lawrence
	Name:	Paul J. Lawrence
	Title:	Senior Vice President and Chief Financial Officer